As filed with the Securities and Exchange Commission on June 7, 2001
						Registration No._________



			SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                            REGISTRATION STATEMENT
                                 ON FORM S-8
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               TidalWave Holdings, Inc.
            (Exact name of Registrant as specified in its charter)

        Florida                                         65-0693777
-------------------------------                     -------------------
(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                      Identification No.)


        1831 N.E. 45th Street
        Ft. Lauderdale, Florida                            33308
 ----------------------------------------                ----------
 (Address of principal executive offices)                (Zip Code)


                 Consulting and Shares Issued for Services
                 -----------------------------------------
                          (full name of the plans)


                           Leon Kline, President
                           Tidalwave Holdings Inc.
                            1831 N.E. 45th Street
               		Ft. Lauderdale, Florida 33308
                 ----------------------------------------
                 (Name and address of agent for services)


                              (954) 255-6753
                 ---------------------------------------
                 (Telephone number, including area code,
                            of agent for service)

COPIES TO:
James G. Dodrill II				Kenneth S. Pollock
Law Office of James G. Dodrill II, PA		Newman & Pollock, LLP
3360 NW 53rd Circle				2600 North Military Trail
Boca Raton, Florida 33496                       Suite 270
(561) 862-0529					Boca Raton, Florida 33431
						(561) 997-9920


Approximate Date of Commencement of Proposed Sales under the Plan:

As soon as practicable after this Registration Statement becomes effective

                         Total Number of Pages: 11
          Exhibit Index begins on sequentially numbered page: 8


                    CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                   Proposed          Proposed
Title of                           Maximum           Maximum
Securities        Amount           Offering          Aggregate     Amount of
to be             to be            Price             Offering      Registration
Registered        Registered(1)    Per Share(2)      Price(2)      Fee (2)
----------        -------------    ------------      ----------    -----------

Common Stock        1,000,000         $0.054         $54,000.00       $13.50
$0.0001 par value
shares




---------------------------

[1] Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Represents shares issued pursuant to consulting agreements for continued services by attorneys and consultants to the Registrant, including services related to preparation of the Registrant's periodic reporting filings, all in furtherance of the Registrant's business.

[2] Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate and the registration fee were calculated based upon the average of the bid and asked price of the Registrant's Common Stock as of June 5, 2001, as reported on the Over the Counter
    Electronic Bulletin Board.




                            PART I

         INFORMATION REQUIRED BY THE REGISTRATION STATEMENT


Item 1.   Plan Information.

          TidalWave Holdings, Inc. has previously entered into agreements with third party consultants and attorneys with respect to the issuance of shares of the Registrant's common stock for services rendered to the Registrant. In consideration for increasing the scope of the continuing services rendered and to be rendered to the Registrant, until such time as we generate sufficient cash flow from operations, and in order to compensate our attorneys, the Registrant has prepared this Form S-8 registration statement to provide for the issuance of shares, as described below.

          The Registrant has agreed to issue One Million (1,000,000) shares for continued representation by the Registrant's consultants and corporate attorneys.

          None of the services rendered or to be rendered are in connection with a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Registrant's securities.

Item 2.   Registrant Information and Employee Plan Annual Information.

          We shall provide consultants and attorneys, without charge upon their written or oral request the documents incorporated by reference herein in Item 3 of Part II of this Registration Statement. We shall also provide the consultants and attorneys, without charge, upon their written or oral request, with all other documents required to be delivered to them pursuant to Rule 428(b) under the Act. Any and all such requests shall be directed to us at our place of business as reflected in this Registration Statement.


Item 2.   Registrant Information and Employee Plan Annual Information.

          The Registrant shall provide each entity or person covered by this registration, without charge upon their written or oral request the documents incorporated by reference herein in Item 3 of Part II of this Registration Statement. The Registrant shall also provide the entity or person, without charge, upon their written or oral request, with all other documents required to be delivered to participants, pursuant to Rule 428(b) under the Act. Any and all such requests shall be directed to the Registrant at its place of business as reflected in this Registration Statement.


                           PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Securities and Exchange Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file in the future with the Securities and Exchange Commission will automatically update and supersede this information. We have filed the following documents with the Securities and Exchange Commission and the information contained in those documents is incorporated by reference into this registration statement:


    (a) General Form For Registration of Securities of Small Business issuer on Form 10-SB and all Exhibits thereto filed pursuant to
Section 12(g) of the Exchange Act of 1934, as amended (the "1934 Act") (File No. 0-26187).

    (b) The Company's Annual Report on Form 10-KSB for the year ended March 31, 2000 filed with the Commission on July 13, 2000.

    (c) The Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2000, September 30, 2000 and December 31, 2000 filed with the Commission on August 9, 2000, November 13, 2000 and February
20, 2001 respectively.

    (d) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.


Item 4.   Description of Securities.

          Not Applicable.


Item 5.   Interests of Named Experts and Counsel.

          None.


Item 6.   Indemnification of Officers and Directors.

          Under Florida law, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director, and (ii) a director's breach of, or failure to perform, those duties constitutes
(1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which an unlawful distribution is made; (4) in a proceeding by or in the right of the corporation or in a proceeding in which the corporation procures a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

          A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify under Florida law.

          The Company's Bylaws limit, to the maximum extent permitted by Florida law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers. The Bylaws provide further that the Company shall indemnify to the fullest extent permitted by Florida law any person made a party to any action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Company. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Company to the maximum extent permitted by Florida law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.   Exemption from Registration Claimed.

          Not Applicable


Item 8.	Exhibits:

          Pursuant to Item 601 of Rule S-K, the following Exhibits are annexed hereto:

          Exhibit I. See Exhibits in Exhibit Index following the Signature Page hereof.


Item 9.   Undertakings:

          The undersigned Registrant hereby undertakes:

     (a) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement.

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

    (c) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (e) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

          Act and is, therefore, unenforceable. In the event that a claim against such liabilities (other than payment by the Registrant of expenses paid or incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         SIGNATURE PAGE
                         --------------

	The Registrant, pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida on the 7th day of June 2001.


                           TidalWave Holdings, Inc.




                            __________/s/Leon Kline_____________
                            By:     Leon Kline
                            Title:  Chairman and President





  	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statements has been signed by the following persons in the capacities and on the date indicated.


Dated:	Fort Lauderdale
        June 7, 2001




                            __________/s/Leon Kline_____________
                            By:     Leon Kline
                            Title:  Chairman and President

                            EXHIBIT INDEX
                            -------------

EXHIBIT NUMBER          ITEM
--------------          ----

5.1                     Opinion regarding legality

23.1                    Consent of Accountants

EXHIBIT 5.1
-----------

                         NEWMAN & POLLOCK, LLP
                2600 North Military Trail, Suite 270
                       Boca Raton, Florida 33431

--------------------------------------------------------------------------

                            June 6, 2001


Board of Directors
TidalWave Holdings, Inc.
1831 NE 45th Street
Fort Lauderdale, FL  33308

RE:	Registration Statement on Form S-8

Gentlemen:

	You have requested this firm's opinion as to whether or not the 1,000,000 shares of common stock ($0.0001 par value) to be issued to various individuals solely for services, when issued, will be legally issued and fully paid and non-assessable securities of the Company. In connection with these agreements, we have examined the Form of the Registration Statement to be filed by the Company in connection with such shares on Form S-8; the Articles of Incorporation of the Company, as amended and the By-Laws of the Company currently in effect. In addition, we have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company and have made such other investigations as we deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, we have reviewed such statutes and regulations as we have deemed relevant and necessary. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostat copies, and the authenticity of the original of such copies. We have further assumed that the recipients of the shares of common stock under this agreement will have paid the consideration required under the terms of such agreement or agreements prior to the issuance of such shares.

	Based upon the foregoing, and in reliance thereon, it is our opinion that, subject to the limitations set forth herein, the agreements made with individuals for the issuance of 1,000,000 shares of common stock to be issued, will, upon receipt of full payment, issuance and delivery in accordance with the terms of the agreements covered by such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.



          Exhibit 5.1 - Pg. 1



BOARD OF DIRECTORS
TidalWave Holdings, Inc.
RE:  REGISTRATION STATEMENT ON FORM S-8
PAGE 2
----------------------------------------------------------------------


	This opinion is expressly limited in scope to the shares enumerated herein which are to be expressly covered by the Registration Statement and does not cover subsequent issuances of shares to be made in the future pursuant to such agreement, if any, pertaining to services to be performed in the future. Such transactions are required to be included in either a new registration statement or a post effective amendment to the Registration Statement including updated opinions concerning the validity of issuance of such shares.

	This opinion is limited to the laws of the State of Florida. We express no opinion with respect to the laws of any other jurisdiction. In addition, we hereby consent to you filing this opinion with the Securities and Exchange Commission as an exhibit to the above- referenced Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to my attention hereafter.



                                  Very truly yours,
                                  NEWMAN & POLLOCK


                                  /s/ Kenneth S. Pollock



          Exhibit 5.1 - Pg. 2


EXHIBIT 23.1
------------

                    Earl M. Cohen, C.P.A., P.A.
                -----------------------------------
                    Certified Public Accountant
               2505 N.W. Boca Raton Blvd.  Suite 202
                      Boca Raton, Florida 33431
            Tel: (561) 347-1608    Fax: (561) 417-9984





                CONSENT OF INDEPENDENT AUDITORS




We have issued our report dated June 16, 2000, relating to the financial statements of Anderson Computers/Tidalwave Corp. (now known as Tidalwave Holdings Inc.) for the years ended March 31, 2000 and March 31, 1999 appearing in the Company's Form 10K-SB. Such report has been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



                              /s/Earl M. Cohen, C.P.A., P.A.
Boca Raton, Florida
June 6, 2001













                                MEMBER
           American Institute of Certified Public Accountants
            Florida Institute of Certified Public Accountants

         Exhibit 23.1 - Pg. 1